UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

JBI, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

500 Technology Square, Suite 150 Cambridge, Massachusetts 02139
(Address of Principal Executive Offices)

(905) 354-7222
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregg E. Jaclin, Esq.
Gary S. Eaton, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 19, 2010 John Bordynuik, President and Chief Executive Officer and Director of JBI, Inc., (the “Company”), concluded that the  Company’s previously issued audited financial statements for the year ended December 31, 2009, filed on Form 10-K with the Securities & Exchange Commission (“SEC”) on March 31, 2010 and the interim financial statements for the period ended September 30, 2009, filed  on Form 10-Q with the SEC on  November 16, 2009, should no longer be relied upon due to questions regarding: 1)  the accounting treatment and related disclosures of two acquisitions which were completed during 2009 and 2)  the valuation of media credits acquired by the Company during 2009 through the issuance of common stock.   The Company’s former independent registered public accounting firm Gately and Associates, who was dismissed on May 13, 2010, was informed of the matters disclosed above.

Management is working diligently to correct the errors and file restated financial statements. This restatement will in no way impact the Company's ability to execute its business plan during the 2010 fiscal year. The Company has sufficient cash to complete the P2O factory in Niagara Falls NY and to upgrade the Pak-It facility for retail rollout and to bring the fuel blending site to an operational state

 The Company’s newly appointed independent registered public accounting firm of WithumSmith+Brown, PC will review the restated financial statements to be included in the revised Form 10-Q and will audit the financial statements to be included in the revised Form 10-K. Therefore, the above mentioned filings and related financial statements should no longer be relied upon.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: May 21, 2010	By:	/s/ John Bordynuik
John Bordynuik
President & Chief Executive Officer